UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 28, 2006
Date of Earliest Event Reported: November 21, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

ITEM

5.02.

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On November 21, 2006, the Board of Directors of Timberline Resources Corporation, an Idaho corporation ("TBLC"), appointed Michael P. Wilson as its Chief Financial Officer.

Mr. Wilson has approximately 25 years of diverse senior executive finance experience in several different industries. Presently, he is self-employed as an independent financial/accounting consultant, which he intends to continue at this time. Prior to that, his most recent business experience includes: Interim Executive Director of the University of Idaho Foundation, Inc. in Moscow, Idaho (2003 to 2006), managing the foundation during a transition period; Vice President-Finance/CFO of Vivato, Inc., a development stage Wi-Fi switch technology company with locations in Spokane and San Francisco (2001 to 2003), backed by $67,000,000 in venture funding; and Vice President-Finance/CFO of Advanced Input Devices (Coeur d’Alene, Idaho), a designer and manufacturer of computer related products, accessories and systems for original equipment manufacturers (1988 to 2000), which was sold to Esterline Corp. (ESL-NYSE) of Bellevue, WA.

Mr. Wilson, 51, has a B.A. degree in Accounting from the University of Idaho. He also has a number of professional affiliations, including being a board member of the Idaho Health Facilities Authority and a member of the Financial Executives Institute.

In connection with his appointment, Mr. Wilson, on November 21, 2006, entered into a month to month consulting services agreement calling for him to provide financial and accounting services to TBLC on a part-time basis. Under this agreement, he will be compensated at the rate of $75 dollars per hour, and will be issued, at future date, an option to purchase 100,000 shares of TBLC’s common stock pursuant to the TBLC’s Stock Option Plan. A copy of the executed consulting services agreement is attached hereto as Exhibit 10.1, and incorporated by reference hereto.

There are no family relationships between Mr. Wilson and any other executive officers or directors of TBLC.  Other than the aforementioned provision to grant options to Mr. Wilson in connection with his consulting services agreement, there have been no transactions during TBLC’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which TBLC was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Wilson had or will have a direct or direct material interest.

Item 8.01.

Other Events.

On November 21, 2006 TBLC’s wholly owned subsidiary, Kettle Drilling, Inc. (“Kettle”), was issued an uncommitted line of credit from Atlas Copco Customer Finance Inc. for the purchase of Atlas Copco Brand products. A copy of the November 21, 2006, letter granting the line of credit is attached hereto as Exhibit 10.2 and incorporated by reference herein. Atlas Copco Construction Mining Technique USA Inc. is the manufacturer of the drilling equipment used by Kettle in its drilling operations. The aggregate amount of the line of credit at any one time is $1,500,000. Repayment provisions for any financing made under this line of credit will be evidenced by and subject to the terms of the Altlas Copco-Kettle Master Lease financing agreement dated May 11, 2006.

The line of credit is not a firm commitment, and any extension of credit thereunder is within the sole discretion of the lender on a case by case basis.

A press release in regard to both the appointment of Mr. Wilson as TBLC’s Chief Financial Officer and the issuance of the line of credit to Kettle was released on November 22, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(b) Exhibits.

10.1

November 21, 2006 Consulting Services Agreement (Michael P. Wilson)

10.2

November 21, 2006 Letter Granting the Line of Credit from Atlas Copco Customer Finance Inc.

99.1     Press Release dated November 22, 2006.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: November 28, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors